UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2016

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The 2016 Annual Meeting of Stockholders of the registrant occurred on April 27, 2016. Represented at the meeting, in person or by proxy, were 267,319,179 shares constituting approximately 99% of the issued and outstanding shares entitled to vote.
1. ELECTION OF DIRECTORS.
The following directors were elected:

	Votes For	Votes Withheld	Broker Non-Votes
Jose O. Montemayor	261,709,104	3,449,274	2,160,801
Thomas F. Motamed	255,854,501	9,303,877	2,160,801
Don M. Randel	261,591,968	3,566,410	2,160,801
Joseph Rosenberg	256,020,842	9,137,536	2,160,801
Andrew H. Tisch	255,801,791	9,356,587	2,160,801
James S. Tisch	254,167,175	10,991,203	2,160,801
Marvin Zonis	261,225,545	3,932,833	2,160,801
2. ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.
Over 91% of the shares eligible to vote approved, on an advisory (non-binding) basis, the Company's named executive officer compensation, as identified below in the table.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory vote on executive compensation	246,113,255	19,025,103	20,020	2,160,801
3. APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CNA FINANCIAL INCENTIVE COMPENSATION PLAN TO INCREASE BY 5,000,000 SHARES THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED WITH RESPECT TO AWARDS UNDER THE INCENTIVE COMPENSATION PLAN.
Over 90% of the shares eligible to vote approved the amendment to the amended and restated CNA Financial incentive compensation plan to increase by 5,000,000 shares the authorized number of shares of common stock that may be issued with respect to awards under the incentive compensation plan, as identified below in the table.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Approval of the amended incentive compensation plan	245,420,902	19,711,784	25,692	2,160,801
4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2016.
Over 98% of the shares eligible to vote ratified the appointment of Deloitte & Touche LLP to serve as the independent registered public accountants for the registrant for 2016, as identified below in the table. There were no broker non-votes.

	Votes For	Votes Against	Votes Abstained
Ratification of appointment of Deloitte & Touche LLP	267,033,524	272,381	13,274

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: April 28, 2016	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

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